U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2019

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020 the board of directors (the “Board”) of Akers Biosciences, Inc. (the “Company”) appointed Howard R. Yeaton as interim Chief Financial Officer of the Company. In connection with his appointment as interim Chief Financial Officer of the Company, the Company and Mr. Yeaton entered into an offer of employment, dated January 6, 2020 (the “Employment Agreement”) for a period of ninety days.

The Employment Agreement provides for the following compensation for Mr. Yeaton: (i) twenty-five thousand dollars ($25,000) per month in base salary, (ii) Mr. Yeaton will be afforded other Company employee benefits including, health insurance, dental insurance, basic life and accidental death and dismemberment insurance, long and short term disability insurance and participation in the Company’s 401(k) Plan, and (iii) will be reimbursed for reasonable and necessary travel and business expenses including the expenses of travel and hotel stays in or near Thorofare, New Jersey.

The Company may terminate the Employment Agreement for any reason or no reason, and Mr. Yeaton may voluntarily resign for any reason or no reason with thirty (30) days notice.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 3, 2020, the Company filed the Charter Amendment with the Secretary of State of the State of New Jersey to increase the number of authorized shares of the Company’s common stock from 2,064,167 to 100,000,000 shares, which Charter Amendment was effective immediately upon acceptance by the Secretary of State of the State of New Jersey. As further disclosed in item 5.07 below, the Charter Amendment was approved by stockholders at the Company’s annual meeting of stockholders held December 30, 2019.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2019, the Company completed its 2019 annual meeting of stockholders (the “Annual Meeting”). The number of shares of stock entitled to vote at the Annual Meeting was 12,520,208 shares of common stock (the “Voting Stock”). The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 6,958,402 shares. Greater than 33.34% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy, thereby constituting a quorum. At the Annual Meeting, the Company’s stockholders (i) elected Messrs. Joshua Silverman, Bill J. White, Christopher C. Schreiber and Robert C. Schroeder as directors, (ii) ratified the appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and (iii) approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 2,064,167 to 100,000,000.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal No. 1 – Election of directors

Messrs. Joshua Silverman, Bill J. White, Christopher C. Schreiber and Robert C. Schroeder were elected as directors to serve for a one-year term that expires at the 2020 annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation. The voting results were as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Joshua Silverman	1,057,316	599,249	5,301,837
Bill J. White	1,155,029	501,511	5,301,862
Christopher C. Schreiber	1,169,394	487,146	5,301,862
Robert C. Schroeder	1,221,359	435,181	5,301,862

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
5,926,441	812,273	219,688	0

Proposal No. 3 – Approval of amendment to increase the number of authorized shares of the Company’s common stock

The amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 2,064,167 to 100,000,000 was approved. The voting results were as follows:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
3,875,847	2,891,728	94,866	95,961

On the basis of the above votes, (i) Joshua Silverman, Bill J. White, Christopher C. Schreiber and Robert C. Schroeder were elected as members of the Board; (ii) the proposal to ratify Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified and (iii) the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 2,064,167 to 100,000,000 was approved.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

10.1	Offer of Employment, dated January 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: January 6, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director